SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                         RECKSON ASSOCIATES REALTY CORP.
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

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              (2)     Aggregate number of securities to which transaction
                      applies:

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              (3)     Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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              (4)     Proposed maximum aggregate value of transaction:

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              (5)     Total fee paid:

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|_| Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)     Amount Previously Paid:

                      ----------------------------------------------------------
              (2)     Form, Schedule or Registration Statement No.:

                      ----------------------------------------------------------

              (3)     Filing Party:

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                           FREQUENTLY ASKED QUESTIONS



                                TRANSACTION FAQS

1)   WHAT IS THE TRANSACTION?
     SL Green is purchasing the stock of Reckson Associates Realty Corp. Simultaneously with the stock purchase, SL Green will sell certain properties to a new private real estate fund founded by Scott Rechler, Michael Maturo and Jason Barnett which will initially own the Long Island and New Jersey portfolios and a portion of the Westchester portfolio.

2)   WHO IS SL GREEN?
     SL Green Realty Corp. (NYSE:SLG) is a self-administered and self-managed real estate investment trust that predominately acquires, owns, repositions and manages a portfolio of Manhattan office properties. As of June 30, 2006, SL Green owned 29 office properties totaling 18.6 million square feet. SLG has been the top performing Office REIT over the last three years with a total return to shareholders in excess of 250%. SL Green is also the manager and largest shareholder of Gramercy Capital Corp. (NYSE:GKK) a $2 billion+ specialty finance company.

3)   WHAT IS THE TIMELINE OF THE PROPOSED TRANSACTION?
     The Shareholder Proxy Statement will be filed with the Securities and Exchange Commission in September with shareholder vote expected to occur in December. If approved, the transaction is expected to close during the first two weeks of January 2007.

4) DOES ANYTHING CHANGE WITH RESPECT TO MY ROLE AND RESPONSIBILITIES BETWEEN NOW AND THE JANUARY CLOSING?
     During the next few months prior to Closing Reckson will continue to operate in the same manner in executing the business plans for all divisions and operations. Essentially, its "business as usual" except that in certain circumstances, SL Green's consent is required for material transactions. A separate memo identifying those circumstances will be distributed shortly.

EMPLOYMENT FAQ

SL GREEN IS ENTHUSIASTIC ABOUT MEETING WITH RECKSON'S EMPLOYEES AND EXPLORING CONTINUED EMPLOYMENT OPPORTUNITIES AT SL GREEN.

5) DOES ANYTHING CHANGE WITH RESPECT TO MY EMPLOYMENT STATUS BETWEEN NOW AND CLOSING?
     No, your employment status will continue to be governed by Reckson's existing Employment Practices and Policies between now and Closing.

6) HOW AND WHEN WILL SL GREEN DECIDE WHICH EMPLOYEES IT WOULD LIKE TO EMPLOY AFTER CLOSING?
     In the coming days, SL Green will be meeting with Reckson management to discuss Reckson's organizational structure. During the next few weeks, SL
    Green


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     will be meeting with individual Reckson employees to discuss its specific needs. SL Green expects to be making its decisions relating to continued employment as quickly as possible.

7)   WHAT HAPPENS TO MY EMPLOYMENT UPON THE CLOSING OF THE TRANSACTION?
     Upon Closing, you will become an employee of SL Green unless SL Green chooses not to continue your employment. Continued employment at SL Green will be governed by SL Green's Employment Practices and Policies.

8) IF I AM AN EMPLOYEE OF SL GREEN AFTER CLOSING, WILL I GET CREDIT FOR MY YEARS OF SERVICE AT RECKSON?
     Yes, Reckson employees employed by SL Green after Closing will get credit for such employee's prior years of service with Reckson for purposes of determining employee benefits under SL Green's Employment Practices and Policies.

9) WHAT IF SL GREEN DOES NOT CHOOSE TO CONTINUE MY EMPLOYMENT AFTER CLOSING? If SL Green does not choose to continue your employment, and to the extent you are not otherwise eligible to receive severance payments or benefits from Reckson under a collective bargaining agreement, you will be eligible to receive severance payments in accordance with Reckson's severance policy in an amount equal to two (2) weeks base salary for each year of service with Reckson. In addition, Reckson can arrange for career transition services for you.

10)  AM I ELIGIBLE FOR A YEAR-END BONUS?
     All employees who are employed at Reckson at year end, regardless of such employee's future employment status, will be eligible for a merit based year-end cash bonus in keeping with custom and prior practices (annual review).

11) WHAT HAPPENS TO MY UNEARNED AND UNVESTED RECKSON STOCK AND RECKSON OPTIONS? All unearned and unvested Reckson stock and Reckson options held by employees of Reckson at Closing will be deemed earned and vested at Closing and will be cancelled in exchange for payment to the holder of the merger consideration. (See also FAQ #13)

12)  WHEN CAN I EXERCISE MY OPTIONS OR SELL STOCK?
     Except for employees at the senior vice president level or above, employees may sell currently vested stock or exercise currently vested options subject to any future blackout periods. Transactions by employees at the senior vice president level or above require the prior approval of the Legal Department. Unvested stock cannot be sold or exercised until Closing, at which time it will be treated in the same manner as stock held by other Reckson shareholders.

13) WHAT IF I DON'T EXERCISE MY CURRENTLY VESTED STOCK OPTIONS OR SELL MY CURRENTLY VESTED STOCK BEFORE CLOSING?
     Any employee holding options or unvested equity on the Closing date generally

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     will receive the same consideration as all other Reckson shareholders.
     Specifically, Reckson shareholders will receive $31.68 cash plus .10387 shares of SLG stock in exchange for each Reckson share they hold on the date of Closing. Because a portion of the consideration paid to Reckson shareholders consists of SL Green stock, the value of the consideration you will receive can fluctuate between now and the Closing. With respect to any unexercised options that you hold as of the Closing date, the per share exercise price will be deducted from the per share merger consideration to be paid to you. Any payments made to you in respect of options or other equity will be subject to applicable withholding taxes.

14) WHAT HAPPENS TO MY HEALTH AND DENTAL INSURANCE IF I AM NOT EMPLOYED BY SL GREEN?
     You will be eligible for COBRA benefits for a period (in most cases) of 18 months from the date of termination. Under COBRA, the employee, at the employee's expense, may elect to continue to receive health and dental coverage under Reckson's health and dental plans. The monthly cost to the employee is 102% of the monthly premium payable by Reckson (includes a 2% administrative fee permitted by law). If your employment terminates, you will be provided with additional information about COBRA coverage.

15) WHAT HAPPENS TO MY UNUSED VACATION AND SICK/PERSONAL DAYS IN THE EVENT SL GREEN DOES NOT CHOOSE TO CONTINUE MY EMPLOYMENT AFTER CLOSING?
     Any accrued and unused vacation and sick/personal days through 2006 will be paid consistent with prior practices.

As we go through this process, we will make every effort to keep an open and continuous line of communication and provide additional information. We hope this memorandum answers some of the questions you may have, but as always, feel free to speak with anyone on the Transaction Committee (Scott Rechler, Mike Maturo, Jason Barnett, Rick Rich, Sal Campofranco, Tod Waterman, Richard Conniff, Todd Rechler and Ylisa Kunze) regarding any other questions you might have. Please note that nothing contained in this memorandum is intended to modify or amend the Employment Policies and Procedures of either Reckson or SL Green.

Sincerely,

Scott Rechler
Chairman & Chief Executive Officer

Mike Maturo
President & Chief Financial Officer

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